FOR IMMEDIATE RELEASE                                                                   May 3, 2012

Athena Silver Corporation Releases NI 43-101 Technical Report and Initial Resource Estimate for the Langtry Silver Project

Indicated Resource of 18,809,000 ounces of  Silver and

 Inferred Resource of 42,623,000 additional ounces of Silver

Boulder, Co ------ Athena Silver Corporation (OTCBB: AHNR) (the “Company”) is pleased to announce the completion of the NI 43-101 Technical Report and its initial resource estimate for the Langtry Silver Project located in the Calico Mining District of San Bernardino County, California.

“This initial resource estimate is an essential component of the project’s development and is a key milestone for Athena Silver” said John Power, President of Athena Silver Corporation.

“We are fortunate that our project is located in a politically and economically secure environment.   We are aware of only a few publicly-traded junior exploration companies that have NI 43-101-compliant pure play silver resources located exclusively in the United States and we are now part of that select group”.

“The completion of this report will allow us to proceed forward on several fronts, including the  development of permitting plans and a potential application for listing on the Toronto Stock Exchange” added Power.

Athena Silver Corporation engaged SRK Consulting (U.S.), Inc. (SRK) to prepare the Technical Report and to include a resource estimation prepared by Independent Mining Consultants (IMC), Tucson, Arizona, in anticipation of raising funds for future exploration and development work. The Qualified Persons on the report include Allan V. Moran, R.G., C.P.G., with SRK, John P. Marek, P.E. with IMC, and Roshan Bhappu, P.E., with Mountain States R&D International, Inc.

 SRK is an independent, international consulting firm with over 1000 professionals serving 1500 clients including mineral exploration companies. The Technical Report provides: (1) a review of current and historical data and exploration activities conducted on the Langtry Silver Project by Athena Silver; (2) a discussion of the geology of the deposit; (3) a review of the resource estimate prepared by IMC; and (4) presentation of recommendations by SRK to advance the property.  The mineral resources are compliant with Canadian Institute of Mining and Metallurgy (CIM) definitions for reporting mineral resources, and sufficient for NI-43-101 reporting.

The initial resource estimate for the Langtry silver project contained in the NI 43-101 technical report is summarized in the table below:

Table 1 –  Initial Silver Resource Estimate

The initial resource estimate for the Langtry silver project contained in the NI 43-101 technical report is summarized in the table below:

Langtry Project, In-Pit Mineral Resources, 30 March 2012
Classification	Silver Cutoff Grade	Ktons	Silver Grade	Contained Silver
	(oz/ton)		(oz/ton)	(oz x 1000)
Indicated	0.76	12,709	1.48	18,809
Inferred	0.76	30,445	1.40	42,623

Source: IMC, 2012

A complete copy of the Langtry Silver Project NI 43-101 Technical Report can be reviewed on the Company’s website:  www.athenasilver.com.

CAUTIONARY STATEMENT REGARDING MINERAL RESOURCES

This Press Release and other information that may be released by the Company in the future uses the terms “resources”, “measured resources”, “indicated resources” and “inferred resources”. United States investors are advised that, while such terms are recognized and required by Canadian securities laws, the SEC does not recognize them. Under United States standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Mineral resources that are not mineral reserves do not have demonstrated economic viability. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Inferred resources are in addition to measured and indicated resources. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher category. Therefore, United States investors are also cautioned not to assume that all or any part of the inferred resources exist, or that they can be mined legally or economically. National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in this Press Release and in press releases by the Company in the future, have been or will be prepared in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum Classification System. The requirements of NI 43-101 are not the same as those of the SEC.

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves , adopted by the CIM Council, as amended. These definitions differ from the definitions in the United States Securities and Exchange Commission (“SEC”) Industry Guide 7 under the United States Securities Act of 1933, as amended (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Subject to the forgoing Cautionary Statement, the following are the definitions of the terms used in the Langtry Report:

NI 43-101 Definitions:

Indicated mineral resource

The term “indicated mineral resource” refers to that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be established with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit.  The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

Inferred mineral resource

The term “inferred mineral resource” refers to that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity.  The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

Measured mineral resource

The term “measured mineral resource” refers to that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters to support production planning and evaluation of the economic viability of the deposit.  The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

About Athena Silver Corporation:

Athena Silver Corporation is a junior exploration company focused on silver in the western United States.

The Langtry silver project consists of 862 acres including 20 patented claims comprising 413.22 acres in the Calico Mining District of San Bernardino County, California.  Athena entered into a 20-year mining lease with an option to purchase the Langtry patented Claims effective March 15, 2010.  Our Lease/Purchase agreement is subject to continuing financial and work commitments on the claims and other royalties more fully described in the company's filings available on the SEC's website at www.sec.gov.

The 2011 drilling program consisted of ten vertical confirmation holes and three angle exploration holes resulting in the completion of nearly 6,000 feet (1,820 m) of RC drilling, geologic logging of borehole cuttings, and collection of nearly 1,200 samples and 53 duplicate samples for assay and analysis. Samples were collected at 5-foot intervals and all samples were analyzed.

The drilling that has been completed by Athena was combined with the historic drilling from the previous owners.   In total, there are over 200 holes drilled in the project area by the minerals division of Superior Oil Company in the late 1960s and 1970s.  Average hole depth was 400 feet and the deepest hole was 575 feet.  Our resource database includes 148 of those holes together with the most recent 13 holes were drilled by Athena during 2011.

For more information, please visit the Company's website at: www.athenasilver.com.

contact:
John Power

Phone : (707) 884 -3766

Email: Info@athenasilver.com

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that Athena Silver Corporation believes are reasonable but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Factors that could cause actual results to differ from those anticipated are discussed in Athena Silver Corporation's periodic filings with the Securities and Exchange Commission